UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2026

APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520	Minneapolis	Minnesota	55435
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:	(952) 835-1874
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
 ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
(e)
Time-Based Restricted Stock Awards
At meetings of the Compensation Committee (the “Committee”) and Board held on April 22, 2026, the executive officers listed below (“Executive Officers”) were awarded shares of time-based restricted stock (“Restricted Stock Awards”) in the amounts indicated:

Name	Position	Number of Shares of Restricted Stock Awarded	Fully Vested Date
Mark R. Augdahl	Executive Vice President and Chief Financial Officer	11,630	April 30, 2029
Brent C. Jewell	President, Architectural Glass Segment	8,067	April 30, 2029
Matthew S. Christian	President, Architectural Services Segment	6,628	April 30, 2029
Troy R. Johnson	President, Architectural Metals Segment	8,671	April 30, 2029
Veena M. Lakkundi	President, Performance Surfaces Segment	9,583	April 30, 2029
Bryan A. Welp	Vice President, General Counsel and Secretary	5,639	April 30, 2029
The Restricted Stock Awards for the Executive Officers were made pursuant to the shareholder-approved Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as Amended and Restated (2021), (“Stock Incentive Plan”) a copy of which is on file with the Securities and Exchange Commission as Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed on June 25, 2021, which is incorporated herein by reference.
The shares of restricted stock vest in three equal annual installments commencing on April 30, 2027 (such three-year period is referred to herein as the “Restricted Period”). In the event the Executive Officer’s employment is terminated prior to the end of the Restricted Period by reason of Retirement (as defined in the form of award agreement) or involuntary termination without Cause (as defined in the form of award agreement), the Committee has the right to cause the remaining unvested shares to be accelerated as of the date of such Retirement or involuntary termination without Cause. In the event the Executive Officer’s employment is terminated prior to the end of the Restricted Period by reason of Disability (as defined in the form of award agreement) or death, the shares of restricted stock will become immediately vested in full. In the event of both a Change in Control (as defined in the Stock Incentive Plan) during the Restricted Period and the termination of the Executive Officer’s employment, either simultaneously or subsequently by the Company without Cause or by the Executive Officer for Good Reason (as defined in the form of award agreement) during the Restricted Period, the restrictions with respect to all of the shares held by the Executive Officer at the time of termination shall lapse and the shares shall immediately vest as of the date of such termination of employment.
The Restricted Stock Awards for the Executive Officers are subject to forfeiture or recoupment in accordance with the Company’s incentive compensation “clawback” policy.
The form of award agreement used in connection with restricted stock awards under the Stock Incentive Plan, including the awards to the Executive Officers listed above, a copy of which is on file with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 7, 2024, is incorporated herein by reference. The foregoing summary of the Restricted Stock Awards is subject to, and qualified in its entirety by, the full text of the form of award agreement incorporated herein by reference.
Performance Share Awards
At meetings of the Committee and Board held on April 22, 2026, the Executive Officers were awarded: (i) three-year cash performance awards and (ii) units (“Units”) representing the right to receive shares of common stock of the Company (collectively, the “Performance Awards”). The Performance Awards establish a three-year performance period commencing on February 28, 2026, and ending on March 3, 2029 (the “Performance Period”). The performance metrics for the Performance Awards are cumulative adjusted diluted earnings per share and average adjusted return on invested capital over the Performance Period. These performance metrics will be adjusted proportionately to exclude certain revenue and expense amounts earned or incurred from non-routine Company activity occurring during the Performance Period. The Performance Awards represent the right to receive a cash payment and Units, each representing 50% of the Performance Award, based on the extent to which the Company achieves the threshold, target and maximum performance level of the performance metrics. The dollar amount that may actually become payable, and the number of Units that may actually become issuable, may be between 0% and 200% of the target values specified in the performance award agreement, depending on the weighting of each metric and the extent to which the threshold, target or maximum performance levels of each of the performance goals are achieved.
Participants will receive a cash payment and Units pursuant to the Performance Awards if at least one of the performance metrics is achieved at or above the threshold level. The determination of the cash payment and Unit amounts will occur as soon as practicable after the Committee determines whether, and the extent to which, the three-year performance metrics have been achieved.
In the event employment is terminated prior to the end of the Performance Period other than by reason of death, Disability or Retirement (as such terms are defined in the performance award agreement), the Performance Awards will be immediately and irrevocably forfeited. In the event employment is terminated prior to the end of the Performance Period by reason of death, Disability or Retirement, the Executive Officer or their estate, as applicable, will be entitled to receive a pro-rata payment (based on the amount of time elapsed between the beginning of the Performance Period and the date of termination) after the end of the Performance Period based on the level of achievement of the performance metrics. In the event the Executive Officer’s employment is terminated after the Performance Period by reason of death, Disability or Retirement, the Executive Officer or their estate, as applicable, will be entitled to receive, if not yet paid, the Performance Awards.
In the event of a Change in Control (as defined in the performance award agreement), the Performance Period will end on the date of the Change in Control and the award will be adjusted by the Committee in its sole discretion. If a Change in Control occurs after the Performance Period, the Company will pay any unpaid amount earned during the Performance Period.
The Unit portions of the Performance Awards were granted pursuant to the Stock Incentive Plan. The Performance Awards for Executive Officers are subject to forfeiture or recoupment in accordance with the Company’s clawback policy. The performance award agreement is on file with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 26, 2021, and is incorporated herein by reference. The foregoing summary of the Performance Awards is subject to, and qualified in its entirety by, the full text of the form of award agreement incorporated herein by reference.
Executive Short-Term Incentive Plan
At meetings of the Committee and Board on April 22, 2026, the Company issued awards to the Executive Officers pursuant to a revised form of annual Executive Short-Term Incentive Plan (the “STIP”). The amount earned by a STIP participant (an “Incentive Award”) will be based on performance against performance metrics, and will be assessed, in the sole discretion of the Committee, based on metrics and weightings that are established at the beginning of each STIP year and communicated to participants. The Committee and Board determined that the metrics for the fiscal 2027 Incentive Awards will be consolidated or segment net sales and adjusted earnings before interest, taxes, depreciation and amortization.
In order for an Incentive Award to be earned, payable and calculable under the terms and conditions of the STIP, a minimum threshold performance must be achieved on at least one of the earnings metrics. The dollar amount that may actually become payable may be between 0% and 200% of the target values specified in the participant memorandum delivered to each participant pursuant to the STIP, depending on the extent to which the threshold, target or maximum performance levels of the performance goals are achieved.
The Incentive Awards are subject to forfeiture or recoupment in accordance with the Company’s clawback policy.
A form of memorandum setting forth the performance metrics under the STIP is filed as Exhibit 10.4 hereto and incorporated herein by reference. The terms and conditions of the STIP are filed as Exhibit 10.5 hereto and incorporated herein by reference. The foregoing summaries of the memorandum and terms and conditions are subject to, and qualified in their entirety by, the full text of the forms of memorandum and terms and conditions incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

10.1
Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as Amended and Restated (2021) (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed on June 25, 2021).

10.2
Amended Form of Restricted Stock Agreement under the Apogee Enterprises, Inc. 2019 Stock Incentive Plan, as Amended and Restated (2021) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 7, 2024).

10.3	Form of Performance Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 26, 2021).
10.4	Form of Executive Short-Term Incentive Plan Memorandum (incorporated by reference to this Current Report on Form 8-K.
10.5	Executive Short-Term Incentive Plan Terms and Conditions (incorporated by reference to thsi Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
APOGEE ENTERPRISES, INC.
By: /s/Bryan A. Welp
Bryan A. Welp
VP, General Counsel and Secretary
Date: April 28, 2026

EXHIBIT 10.4

FISCAL 20__ EXECUTIVE SHORT-TERM INCENTIVE PLAN

Date: mm/dd/yyyy
To: <Name>
From: <Name>

As a participant in the Executive Performance Program (EPP), the executive short-term incentive plan (STIP) component of the program is intended to encourage performance that achieves the very best in segment and enterprise level results. As with all components of the EPP, decisions related to your compensation are recommended by me, and subject to the review and approval of the Compensation Committee of the Board of Directors.

For Fiscal 20xx, your Target Incentive is equal to __%

The performance metrics and established performance ranges for your role are summarized in the table below.
Fiscal 20__ Performance Metrics.

Fiscal 20__ Performance Metrics
Plan Payout Ranges	Weighting	< Threshold	Threshold	Target	Maximum
Payout Level

At the end of the year, I will assess your performance versus plan and where you stand with regards to driving the right long-term initiatives as established in your Fiscal 20__ goals.
Based on my assessment, I will submit an incentive recommendation to the Compensation Committee taking all factors into account. While the Committee considers and is guided by your performance on the established metrics above, it is not bound by these results and does exercise its discretion to pay different amounts.
This Executive Short-Term Incentive Plan is subject to the attached Terms and Conditions.

EXHIBIT 10.5

EXECUTIVE SHORT-TERM INCENTIVE PLAN
TERMS AND CONDITIONS

I. Introduction

The purpose and intent of this Executive Short-Term Incentive Plan (the “Plan”) is to provide Executive Performance Plan participants (“Executive(s)”) an executive short-term incentive plan (“STIP”) for achieving performance and profit objectives. This Plan replaces and supersedes all prior bonus, incentive and commission programs for participating Executives.

This Plan is designed to reward Executives based on Company, Segment and Business Unit Performance (if applicable), and is based on each Executive’s established annual performance goals. For purposes of this Plan, company performance will be determined and measured in the sole discretion of the Compensation Committee of the Board of Directors (“Compensation Committee”) after the close of the Plan Year.

This Plan does not constitute and shall not be construed as a contract of employment for a definite term with any Executive. Except to the extent provided by applicable law or individual written employment agreements, either the Company or the Executive may terminate employment at any time, and for any reason whatsoever, with or without cause, and with or without advance notice.

II. Effective Date

The Plan is effective for the Fiscal Year (the “Plan Year”). The Plan will be administered on an annual basis and is subject to change in the sole discretion of the Compensation Committee.

III. Eligibility

Executives are selected and approved by the Compensation Committee.

IV. Participation

Executives are those selected participants who have the opportunity to earn the incentive described in this Plan. To be a participating Executive, a participant must:

a)Be in good standing with the Company through the date that the Compensation Committee approves the payout under this plan, which is expected to occur in late April or early May of the following fiscal year.
b)Be a regular employee who is scheduled to work at least 30 hours per week.
c)Be employed by the Company for at least one full quarter within the Plan Year.
d)Be actively employed by the Company or on an approved leave of absence through May 15th of the following fiscal year.

e)The Compensation Committee will review any situations not addressed above and make a determination on Plan eligibility based on facts and circumstances.

V. Earning Criteria

The Executive Incentive is considered earned only after all the following conditions are met:

•The Plan Year has concluded, and the Company is able to calculate Company Performance for the Fiscal Year.
•The Company has, in its sole discretion, identified a payment date between the end of the Plan Year and May 15th
•The Compensation Committee has evaluated any Company and/or personal employee performance circumstances occurring between the end of the Plan Year and date the Compensation Committee approves the payouts under this plan.
•Apogee, the Segment, or the business unit has achieved threshold performance on at least one fiscal year performance metric (described in Section VI. below) based on earnings.

VI. Performance Metrics

Each Executive’s Executive Incentive percent earned will be based on performance against performance metrics, and will be assessed, in the sole discretion of the Compensation Committee, based on metrics and weightings that are established at the beginning of each Plan year and communicated to participants.

In order for an Executive Incentive amount to be earned, payable and calculable under the terms and conditions of this Plan, a minimum of threshold performance must be achieved on at least one performance metric based on earnings.

VII. Payment

If approved, any earned Executive Incentive payment will be made after the Compensation Committee approves the payout amounts under this Plan and no later than May 15th following Fiscal Year-end.

VIII. Incentive Payment at Termination

A participant who leaves the employment of the Company, either voluntarily or involuntarily prior to May 15th, has not earned the payout amounts under this Plan, and is not eligible for any payment under this Plan either in total or on a pro-rata basis unless an exception is deemed appropriate by the Compensation Committee of the Board of Directors. In the event of retirement, the Compensation Committee may, in its sole discretion, waive the requirement that a participant be employed on May 15th, and approve a pro-rata amount to be paid to a retired participant following the close of the applicable fiscal year.

IX. Incentive Compensation

When earned and paid, the Executive Incentive payout is determined as a percentage of the participant’s base salary approved by the Compensation Committee at the beginning of the fiscal year covered by this Plan.

The Company reserves the right to withhold from any amount due under the Plan: 401(k) contributions, any income, employment, payroll, excise and other taxes, any advances made on any compensation, as the Company may in its sole discretion deem necessary or as required by law.

To the full extent permitted by applicable law, the Company retains the right to offset against any amounts otherwise due under the plan by any outstanding balance then owing and payable by an employee to the Company. If required, the Participant agrees to sign and deliver a written consent to such offset.

X. Clawback Policy

The participant acknowledges, understands and agrees that, notwithstanding anything to the contrary herein, the Executive Incentive plan payout to which the executive is otherwise entitled (or which has been paid) is subject to forfeiture or recoupment, in whole or in part, at the direction of the Company’s Board of Directors (“Board”) if, in the judgment of the Board, events have occurred that are covered by the Company’s Clawback Policy (as it exists on the date hereof, and as it may be amended from time to time by the Board, the “Clawback Policy”) and the Board further determines in its sole discretion, that forfeiture or recoupment of all or part of the Executive Incentive plan payout is appropriate under all the circumstances considered by the Board. A copy of the Clawback Policy may be obtained by the General Counsel upon the Executive’s request.

XI. Interpretation and Administration of Plan

The Compensation Committee retains full control and complete discretion over all decisions regarding the interpretation of the terms of this Plan and the manner in which it is administered, and has final authority to interpret all aspects and terms of this Plan and to resolve any disputes that may arise involving the application or interpretation of all terms of this Plan.

The payment of all amounts under this Plan are at the sole discretion of the Compensation Committee. While the Compensation Committee considers and is guided by the amounts that would be payable under the foregoing criteria, it is not bound by these results and does exercise its discretion to pay different amounts. This may include adjustments as it may deemed advisable to consider actual versus expected business results, changes in accounting rules, principles or methods, or extraordinary events, and adjustments to financial performance measures in recognition of such occurrences. As a result, no specific amount of incentive compensation is guaranteed under this Plan.

The Company makes no representations, promises or predictions whatsoever as to the amount of any placement fee payments or the ability or likelihood that any incentive compensation or bonus will be earned or paid under the terms of this Plan.

The provisions of this Plan may not be modified by any oral or implied agreement. The Compensation Committee must approve all Annual Incentive Plans, as well as changes or addenda to existing plans, provisions and guides. All changes, addenda or modifications to this Plan must be approved in writing by the Compensation Committee.